UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2016

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473
(Commission File Number)

1000 Chesterbrook Boulevard, Suite 300
Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Underwriting Agreement

On September 19, 2016, Trinseo S.A., a Luxembourg public limited liability company (société anonyme) (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”) and Bain Capital Everest Manager Holding SCA (the “Selling Shareholder”), relating to the underwritten offering (the “Offering”) of 10,669,567 of the Company’s ordinary shares, nominal value $0.01 per ordinary share (the “Shares”). All of the Shares are being sold by the Selling Shareholder. The Underwriter has agreed to purchase the Shares from the Selling Shareholder pursuant to the Underwriting Agreement at a price of $54.05 per share.

The Offering is being made only by means of a prospectus. A shelf registration statement (including a prospectus) relating to the offering of ordinary shares was filed with the SEC on March 15, 2016 and became effective on March 18, 2016 (Registration No. 333-210226) (the “Registration Statement”). A prospectus supplement relating to the Offering was filed with the SEC on September 21, 2016. The closing of the Offering is expected to take place on September 23, 2016, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 19, 2016, by and among the Company, the Underwriter and the Selling Stockholder.
99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

By:	/s/ Angelo N. Chaclas
Name: Angelo N. Chaclas Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

Date: September 21, 2016

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 19, 2016, by and among the Company, the Underwriter and the Selling Stockholder.
99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement.